UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 10, 2010

MFA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 Park Avenue, 21st Floor, New York, New York 10022
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code:  (212) 207-6400

                                Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On or about April 6, 2010, MFA Financial, Inc. (“MFA”) mailed a Proxy Statement describing the matters to be voted on by MFA's stockholders at its annual meeting to be held on May 20, 2010, including the approval of MFA's 2010 Equity Compensation Plan (the "2010 Equity Compensation Plan"), which, if approved, would increase the number of shares of common stock available for grant by MFA under the 2010 Equity Compensation Plan to 20,000,000.

Based on feedback that MFA received from RiskMetrics Group (formerly Institutional Shareholder Services), MFA's Board of Directors approved an amendment to Section 6 of the 2010 Equity Compensation Plan that would reduce the number of shares of common stock available for issuance under the 2010 Equity Compensation Plan from 20,000,000 to 13,500,000 shares if the 2010 Equity Compensation Plan proposal is approved by stockholders.

The 2010 Equity Compensation Plan was filed with the Securities and Exchange Commission as Annex I to the Proxy Statement on April 6, 2010.  The description of the 2010 Equity Compensation Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2010 Equity Compensation Plan which is attached to this Current Report on Form 8-K as Exhibit 10.1.

This amendment was approved by MFA's board of directors on May 10, 2010, and is subject to, and effective upon, the approval of the Amended and Restated 2010 Equity Compensation Plan by MFA's stockholders at its annual meeting.

ITEM 9.01	Financial Statements and Exhibits.

10.1	MFA Financial, Inc.'s Amended and Restated 2010 Equity Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC. By: /s/ Timothy W. Korth Timothy W. Korth General Counsel, Senior Vice President and Secretary

Date: May 10, 2010